UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 16, 2006

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2006, the Board of Directors (the “Board”) of Barrett Business Services, Inc. (the “Company”), elected Roger L. Johnson to fill a vacant position created by an increase in the number of positions on the Board from five to six. Mr. Johnson was also appointed a member of the Audit Committee of the Board. A copy of the Company’s release announcing Mr. Johnson’s election as a director is included as Exhibit 99.1 to this report.

Item 8.01. Other Events.

On November 16, 2006, the Board declared a regular quarterly cash dividend in the amount of $0.07 per share payable on December 21, 2006, to stockholders of record as of the close of business on November 30, 2006. This represents the Company’s first cash dividend since it became a public company in 1993.

Also on November 16, 2006, the Board adopted a new stock repurchase program and authorized the repurchase of up to 500,000 shares of the Company’s common stock from time to time in open market purchases. The timing and actual number of shares repurchased will depend on various factors, including price, corporate and regulatory requirements and market conditions.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits: The following exhibit is filed with this Form 8-K:

99.1 Press Release dated November 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: November 17, 2006	By:	/s/ Michael D. Mulholland
Michael D. Mulholland Vice President - Finance